Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2012, relating to the consolidated financial statements of Power Solutions International, Inc. and subsidiaries as of December 31, 2011 and for each of the two years in the period ended December 31, 2011, appearing in Registration Statement on Form S-1 No. 333-188580, as amended.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 11, 2013